Exhibit 23

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 333-34130, filed April 6, 2000 and No. 333-71336, filed October 10, 2001) of ON Semiconductor Corporation of our report dated March 26, 2003 relating to the financial statements of ON Semiconductor Corporation 2000 Employee Stock Purchase Plan, which appears in this Form 11-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Phoenix, Arizona
March 26, 2003

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